Document Type Corporate Policy © ASML 2021 - Confidential Public ASML Insider Trading Rules 2023 Exhibit 19.1

© ASML 2023 – Insider Trading Rules Policy page 2 of 19 Public Contents Introduction & Purpose ................................................................................................................... 3 Scope ............................................................................................................................................... 3 Principles and requirements ............................................................................................................ 4 Enclosures ..................................................................................................................................... 15 Responsibilities ............................................................................................................................. 15 Communication and training ......................................................................................................... 15 Definitions ..................................................................................................................................... 15 References ..................................................................................................................................... 18 Obsolescence ................................................................................................................................. 18 Annex 1: non-exhaustive list of transactions that must be notified by PDMRs and closely associated persons with PDMRs ................................................................................................... 19

© ASML 2023 – Insider Trading Rules Policy page 3 of 19 Public Introduction & Purpose In order to safeguard the proper functioning of the financial markets and to protect market integrity, everyone dealing on a stock exchange should simultaneously have access to the same information. Executing a Trade when having price-sensitive information that has not been disclosed to the public is called 'insider trading' (in Dutch: 'handelen met voorwetenschap'). Market abuse regulations are designed to maintain and encourage market transparency and to prevent insider trading. This Policy (also referred to as “Insider Trading Rules”) is intended to ensure that all ASML Employees and Related Persons comply with rules on insider trading. It also intends to promote compliance with United States laws relating to insider trading and limit the risk of ASML’s good reputation and business integrity being harmed as a result of prohibited or undesirable Trading in ASML Securities.The Policy is an important aspect of ASML’s corporate culture and is supported by the ASML Code of Conduct. Failure to comply with this Policy may lead to disciplinary or other actions and/or severe penalties as described in and referred to in article 6 of this Policy and/or could lead to violations of United States insider trading laws resulting in civil or criminal penalties. Scope These Insider Trading Rules apply to all persons working under a contract of employment or otherwise for ASML, a subsidiary or group company of ASML, including ASML Board of Management Members and ASML Supervisory Board Members (together referred to in these Insider Trading Rules as "ASML Employees"). As indicated in these Insider Trading Rules, certain parts of these rules apply to a particular group of people within ASML only, such as ASML Board of Management Members, ASML Supervisory Board Members or Permanent Insiders. Certain capitalised terms used in these Insider Trading Rules have the meaning as described under Definitions at the end of this Policy or as otherwise defined in the text of this Policy. All references in the male form should be understood to also include the female form.

© ASML 2023 – Insider Trading Rules Policy page 4 of 19 Public Principles and requirements 1. Rules for all ASML Employees 1.1 Inside Information Inside Information is a crucial term in these Insider Trading Rules. In relation to ASML, Inside Information essentially refers to information that has not been publicly disclosed that could affect the trading price of ASML shares or other ASML Securities. Please refer to the Definitions (below) for its full legal definition. 1.2 Prohibition of insider trading and exemptions thereto 1.2.1 If an ASML Employee or Related Person possesses Inside Information, he may not Trade, or attempt to Trade, in ASML Securities. A cancellation or amendment of an order concerning ASML Securities is also considered Trading. 1.2.2 This prohibition does not apply in the following situations (exemptions): (a) if the ASML Employee or Related Person Trades in discharge of an obligation that has become due in good faith (and not to circumvent the insider trading prohibition) and where (i) the obligation results from an order placed or a binding agreement concluded, or (ii) the transaction is carried out to satisfy a legal or regulatory obligation that arose, before the ASML Employee or Related Person concerned possessed Inside Information; (b) the purchase or acceptance of ASML Securities in connection with ASML’s employee share purchase or equity plans, provided that (i) such Trade occurs under a pre-planned and organized approach and (ii) the purchase or acceptance takes place under a defined framework under which any Inside Information cannot influence the purchase or acceptance of ASML Securities; (c) the sale of ASML Securities acquired under ASML’s employee share purchase or equity plans immediately after the sale has become possible under such plan, provided that (i) the proceeds of the sale are used for the purpose of immediately fulfilling outstanding tax obligations arising from the initial acquisition (also known as a sale to cover taxes) and (ii) the sale occurs under a pre-agreed mechanism which does not allow any discretion for ASML or the ASML Employee. 1.2.3 An exception to the prohibition contained in article 1.2.1 will in any case apply if the Trade is executed pursuant to a Discretionary Portfolio Management Contract and such Discretionary Portfolio Management Contract: (a) sets out the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold;

© ASML 2023 – Insider Trading Rules Policy page 5 of 19 Public (b) includes a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold; OR (c) does not permit the ASML Employee or Related Person to exercise any influence over the how, when or whether to effect purchases or sales, provided that: (d) No Inside Information: the ASML Employee or Related Person entering into the Discretionary Portfolio Management Contract is not in possession of Inside Information at the time of entry into such contract; (e) No Hedging: the ASML Employee or Related Person does not enter into or alter a corresponding or hedging transaction or position; (f) Good Faith: the contract was entered into in good faith and was not part of a plan or scheme to evade insider trading prohibitions and the ASML Employee or Related Person who entered into the Discretionary Portfolio Management Contract will act in good faith with respect to such contract; (g) No Influence: the ASML Employee or Related Person who entered into the Discretionary Portfolio Management Contract does not encourage, make a recommendation, induce, or otherwise influence the person that performs the actual Trades under the contract after such contract has been put in place. 1.2.4 In the case of Discretionary Portfolio Management Contracts that contemplate Trades in the United States (for example, on Nasdaq) or Discretionary Portfolio Management Contracts entered into by ASML Employees or Related Persons that are US persons or located in the United States, in order to rely on the exception set forth in article 1.2.3 to the prohibition contained in article 1.2.1 the following additional requirements of Rule 10b5-1 must also be satisfied: (a) Cooling-Off Period: a cooling-off period as published on the ASML Insider Trading Compliance intranet has been observed prior to making a first Trade under that contract; (b) No Amendments without Cooling-Off: the ASML Employee or Related Person who entered into the Discretionary Portfolio Management Contract does not alter or deviate from the contract (whether by changing the amount, price or timing of the purchase or sale) unless such ASML Employee or Related Person observes a cooling-off period as specified on the ASML Insider Trading Compliance Intranet before Trading could begin under such contract and also complies with the good faith requirement as set out in article 1.2.3 of this Policy;

© ASML 2023 – Insider Trading Rules Policy page 6 of 19 Public (c) Overlapping Plans: the ASML Employee or Related Person who entered into the Discretionary Portfolio Management Contract has no outstanding (and does not subsequently enter into any additional) Rule 10b5-1 compliant Discretionary Portfolio Management Contract, subject to the following exceptions: (i) Several Contracts with Different Brokers Under One Discretionary Portfolio Management Contract: a series of separate contracts with different broker-dealers or other agents acting on behalf of the ASML Employee or Related Person to execute Trades thereunder as part of a Discretionary Portfolio Management Contract may be treated as a single Discretionary Portfolio Management Contract, provided that the individual constituent contracts with each broker-dealer or other agent contain the same parameters (algorithms, formulas, instructions, etc.) and, when taken together as a whole, meet all of the applicable conditions of and remain collectively subject to the provisions of this Policy. This includes that a modification of any individual contract would amount to a termination/modification of the whole Discretionary Portfolio Management Contract and require observance of a cooling- off period as specified on the ASML Insider Trading Compliance Intranet before Trading could begin under any contract within such consolidated Discretionary Portfolio Management Contract; (ii) Successor Discretionary Portfolio Management Contracts : the ASML Employee or Related Person may simultaneously maintain two Discretionary Portfolio Management Contracts if one of them is a successor trading plan under which Trades are not scheduled to begin until completion or expiration of the existing predecessor plan. If the predecessor plan is terminated early, Trading under the successor plan cannot commence until the applicable cooling-off period as specified on the ASML Insider Trading Compliance intranet has run from the termination date of the predecessor plan; and (iii) Sell-to-Cover Arrangements: the ASML Employee or Related Person may use sell-to-cover arrangements that authorize the sale of only enough securities necessary to satisfy tax withholding obligations arising exclusively from the vesting of shares acquired under ASML’s equity compensation plans. (d) Single-Trade Discretionary Portfolio Management Contracts: the ASML Employee or Related Person may only enter into one Single-Trade Discretionary Portfolio Management Contract during any 12-month period. (e) Board Member Representation: in the case of a ASML Board of Management Member or ASML Supervisory Board Member, such Member has included a representation in the

© ASML 2023 – Insider Trading Rules Policy page 7 of 19 Public Discretionary Portfolio Management Contract certifying that, on the date of adoption (and any amendment) of such contract: (i) such Member is not aware of any Inside Information; and (ii) such Member is entering into (or amending) the Discretionary Portfolio Management Contract in good faith and not as part of a plan or scheme to evade Rule 10b5-1 or any applicable laws. 1.2.5 Compliance with Rule 10b5-1 is not mandatory for Trading in securities in the US by insiders. As such, compliance with Rule 10b5-1 is not required in all circumstances under this Policy. However, given the protection and assurance that Rule 10b5-1 provides – i.e., that a person is not deemed to be Trading on the basis of Inside Information if the conditions set out in articles 1.2.3 and 1.2.4 are followed – many insiders in the US seek to comply with Rule 10b5- 1 for Trading in a company’s securities by means of a Discretionary Portfolio Management Contract, particularly for those that extend over a period of time. Therefore, compliance with Rule 10b5-1 is required under this Policy for any Trading in the United States (for example, on Nasdaq) or by US persons or persons located in the United States in reliance upon the Discretionary Portfolio Management Contract exception to the general prohibition contained in article 1.2.1. 1.2.6 Notwithstanding the above, Trades under a Discretionary Portfolio Management Contract entered into by an ASML Board of Management Member or ASML Supervisory Board Member will not be exempted from article 1.2.1 to the extent these Trades are executed during a Closed Period. 1.3 No unlawful disclosure or tipping 1.3.1 An ASML Employee or Related Person may not disclose Inside Information to anyone else, except (i) where the disclosure is made strictly as part of the ASML Employee’s regular duty or function and the recipient of the Inside Information is under an obligation of confidentiality, or (ii) if the disclosure is to report a possible violation of securi ties laws or regulations to any governmental entity. 1.3.2 An ASML Employee or Related Person may not whilst in the possession of Inside Information recommend or induce anyone to engage in Trading in ASML Securities. 1.4 No Trading during Closed Periods 1.4.1 ASML Board of Management Members and ASML Supervisory Board Members, Related Persons, ASML Permanent Insiders, and ASML Employees so instructed by the Central

© ASML 2023 – Insider Trading Rules Policy page 8 of 19 Public Officer1 may not Trade in ASML Securities during a Closed Period, regardless of whether they possess Inside Information. 1.4.2 The Closed Periods are the periods of 30 calendar days prior to the publication of ASML ’s annual financial report and semi-annual financial report, and of ASML’s first and third quarterly figures. The publication of the annual financial report means the public statement whereby ASML announces, in advance to the publication of the final annual financial report, the preliminary financial results agreed by the ASML Board of Management that will be included in the annual financial report, provided that the disclosed preliminary financial results contain all the key information relating to the financial figures expected to be included in the final annual financial report. 1.4.3 The Central Officer will communicate the specific dates of the Closed Periods in any financial year, inter alia via the intranet of the Company, prior to the start of the financial year. Any changes or additions will be announced in the same manner. 1.5 No Trading in ASML Securities in violation of ASML instructions An ASML Employee or Related Person may not Trade in ASML Securities when the Central Officer has prohibited him from doing so, regardless of whether he possesses Inside Information. 1.6 No Trading in certain other listed companies 1.6.1 An ASML Employee may not Trade in financial instruments relating to other listed compan ies if the Central Officer has prohibited him from doing so, regardless of whether he possesses inside information in relation to these companies or financial instruments. 1.6.2 The exceptions referred to in articles 1.2.2, 1.2.3 and 1.2.4 apply mutatis mutandis to the prohibition in article 1.6.1. 1.7 Dispensation The Central Officer may grant an ASML Employee or Related Person dispensation from any of the restrictions included in articles 1.4 through 1.6, to the extent permitted by law. Any dispensation request must be made in writing stating the reasons for the request. “Writing” shall be deemed to include electronic communication. Any dispensation from a prohibition granted by the Central Officer is without prejudice to the statutory market abuse prohibitions, including the prohibition on insider trading. 1 E.g. ASML Employees who are closely involved in the preparation of the consolidated financial results and/or business outlook.

© ASML 2023 – Insider Trading Rules Policy page 9 of 19 Public 1.8 Consultation Central Officer The Central Officer may, at an ASML Employee's request, render advice on whether a prohibition or exception under this article 1 applies to a particular Trade or other behaviour (see also article 5.4 of these Insider Trading Rules). 1.9 Miscellaneous 1.9.1 Every ASML Board of Management Member and ASML Supervisory Board Member must inform their Related Persons in writing of their obligations under this article 1. In addition, each financial year, every ASML Board of Management Member and ASML Supervisory Board Member must inform their Related Persons which periods shall be deemed to be Closed Periods and of the changes or additions thereto as announced by the Central Officer in accordance with article 1.4.3. 1.9.2 The restrictions included in articles 1.4 through 1.6 will continue to have effect until six months after the date on which the ASML Employee will have ceased to be employed by ASML or will have ceased to occupy the relevant position with ASML, and without prejudice to the statutory market abuse prohibitions. 2. Additional rules for ASML Board of Management Members and ASML Supervisory Board Members 2.1 Long-term investment If an ASML Board of Management Member or ASML Supervisory Board Member holds ASML Securities, he must hold these for long-term investment purposes. For ASML Board of Management members, an exception to this rule applies for ASML Securities received as remuneration, such as performance shares. This obligation will continue to have effect until six months after the date on which the ASML Board of Management Member or ASML Supervisory Board Member will have ceased to be employed by ASML or will have ceased to occupy that position with ASML. 2.2 Other trading restrictions 2.2.1 The Company may grant options on ASML Securities or other equity based remuneration components to ASML Board of Management Members, in accordance with the relevant arrangements of the Company and the numbers approved by the Company's general meeting of shareholders. Such ASML Board of Management Member shall accept and exercise such options or other equity based remuneration components in accordance with the applicable regulations and these Insider Trading Rules.

© ASML 2023 – Insider Trading Rules Policy page 10 of 19 Public 2.2.2 ASML Board of Management Members and ASML Supervisory Board Members and their Related Persons may not buy or write options on ASML Securities, for which the date of expiry is less than six months after the date of the respective transaction. 2.2.3 The restrictions in this article 2.2 will continue to have effect until six months after the date on which the ASML Board of Management Member or the ASML Supervisory Board Member will have ceased to be employed by ASML or will have ceased to occupy that position with ASML. 2.3 Notifications by ASML Board of Management Members and ASML Supervisory Board Members 2.3.1 Each ASML Board of Management Member or ASML Supervisory Board Member must notify both the AFM and the Central Officer of the following at the time indicated: (a) without delay: each change, in number and/or type, in his share and/or voting interest in ASML. In this context, "share" also includes rights to obtain shares, such as options. A change in the type of interest will, for example, occur if an option is exercised and consequently shares are obtained; (b) promptly and ultimately within 3 business days: every transaction in ASML Securities conducted by him or on his account. A non-exhaustive list of transactions that must be notified is included in Annex 1 to these Insider Trading Rules; and (c) within two weeks of the appointment as a member of the Board of Management or Supervisory Board: his holding in ASML shares or voting rights. 2.3.2 The notifications referred to under articles 2.3.1(a) and (b) can be combined if and to the extent permitted by law. 2.3.3 ASML Board of Management Members or ASML Supervisory Board Members must instruct any person arranging or executing transactions on their behalf, such as an individual portfolio manager, to timely inform them of any transaction or change that is notifiable under this article, or to make the required notifications on their behalf. 2.3.4 ASML Board of Management Members and ASML Supervisory Board Members may request the Central Officer to submit the necessary notifications to the AFM on their behalf. The request must be made in writing, including by email. The Central Officer must have received the request before 13:00 hours CET on the business day following the date of the transaction (or other event triggering the notification requirement). The request must be accompanied by a draft containing all details (to the extent available) that must be notified to the AFM. On the date of the transaction (or other notification trigger event) the ASML Board of Management Member or ASML Supervisory Board Member must confirm (or amend or supplement) these

© ASML 2023 – Insider Trading Rules Policy page 11 of 19 Public details. The Central Officer may pose additional requirements in order to ascertain due and timely notification to the AFM. ASML Board of Management Members and ASML Supervisory Board Members will at all times remain responsible themselves for notifications to the AFM made on their behalf. 2.3.5 If an ASML Board of Management Member, ASML Supervisory Board Member or Related Person has entered into a Discretionary Portfolio Management Contract, the ASML Board of Management Member, ASML Supervisory Board Member or Related Person as the case may be, must provide the Central Officer with a copy of that contract and of any amendment or supplement to it. 2.4 Obligations ASML Board of Management Members and ASML Supervisory Board Members relating to their Closely Associated Persons 2.4.1 ASML Board of Management Members and ASML Supervisory Board Members must inform the Central Officer of all persons that qualify as their Closely Associated Persons (see Definitions for the full legal definition of "Closely Associated Persons"). These persons include spouses, certain other relatives and certain legal entities managed or controlled by ASML Board of Management and ASML Supervisory Board Members or their Closely Associated Persons. 2.4.2 ASML Board of Management Members and ASML Supervisory Board Members must inform their Closely Associated Persons in writing (and keep a copy thereof) of their duty to notify the AFM and the Central Officer promptly and ultimately within 3 business days of every transaction in ASML Securities. 3. Insider list 3.1 Pursuant to ASML’s legal obligations under the European Market Abuse Regulation ((EU) No 596/2014), ASML will keep a list of persons who have or may have access to Inside Information (the "insider list"). The insider list is divided into separate sections relating to different Inside Information, as well as a section with the details of ASML Permanent Insiders. New sections will be added to the insider list upon the identification of new Inside Information. The various sections of the insider list will be maintained by either the Central Officer or a person working on the relevant project or event. 3.2 The insider list includes the following details of individuals who have access to Inside Information: (a) First name(s) and surname(s), as well as birth surname(s); (b) Professional telephone number(s);

© ASML 2023 – Insider Trading Rules Policy page 12 of 19 Public (c) Company name and address; (d) Function and reason for being insider; (e) Date and time at which a person obtained access to Inside Information, or, in relation to ASML Permanent Insiders, date and time at which a person was included in the permanent insider section; (f) Date and time at which a person ceased to have access to Inside Information; (g) Date of birth; (h) National identification number; (i) Personal telephone numbers; (j) Personal full home address. 3.3 ASML is the data controller with regard to the processing of personal data (to be) included in the insider list and may only use these data in accordance with applicable laws and the ASML privacy policy, and for the following purposes: (a) Keeping the insider list in accordance with these Insider Trading Rules; (b) Complying with legal obligations, including the European Market Abuse Regulation ((EU) No 596/2014) and complying with requests from the AFM or another competent authority; (c) Controlling the flow of Inside Information, thereby managing ASML’s confidentiality duties; (d) Informing certain ASML Employees of Closed Periods; (e) Informing ASML Employees of which other persons are in the same section of the insider list; and (f) Holding or commissioning an inquiry into transactions conducted by or on behalf of an ASML Employee or a Closely Associated Person with an ASML PDMR. 3.4 ASML will retain the data in the list in accordance with ASML’s Data Retention Policy. The insider list and all updates thereof will be dated. ASML will retain the insider list for a period of at least five years after it is drawn up or updated. If such data is necessary for an internal or external investigation, the resolution of a dispute or in connection with legal proceedings, ASML will retain the relevant data until the relevant investigation, dispute or legal proceeding has ended.

© ASML 2023 – Insider Trading Rules Policy page 13 of 19 Public 3.5 ASML will inform an ASML Employee of his inclusion in the insider list. An ASML Employee included in the insider list must acknowledge in writing (which also includes electronic communication) that he is aware of his duties as set forth in these Insider Trading Rules, as well as the applicable sanctions included and referred to in article 6 of these Insider Trading Rules. 3.6 ASML may provide information from the insider list to the AFM or other competent authorities upon their request. Information of the insider list will not be supplied to other parties, except when required or allowed by law or if a legitimate interest of ASML requires this. 3.7 Persons included in the insider list are entitled to review the personal data processed by ASML and request necessary amendments. Persons may also request to see which other persons are likewise included in the relevant section of the insider list. 4. Additional rules for ASML Permanent Insiders 4.1 Trading restrictions ASML Permanent Insiders, other than ASML Board of Management Members and ASML Supervisory Board Members, may not buy or write options on ASML Securities, for which the date of expiry is less than six months after the date of the respective transaction. This restriction will continue to have effect until six months after the date on which the ASML Permanent Insider will have ceased to be employed by ASML or will have ceased to occupy his position with ASML. 4.2 Notification obligations Each Permanent Insider other than an ASML Management Board Member and ASML Supervisory Board Member must within three business days notify the Central Officer of every transaction in ASML Securities conducted by him or on his account by means of the Insider Transactions Reporting form. In case the transaction in ASML Securities is executed via the UBS Equate plus tool, the Central Officer is deemed to have been duly notified. 5. Central officer 5.1 The Company's Board of Management will announce who has been appointed as Central Officer and where he can be reached. The Central Officer may, in consultation with the ASML Board of Management, appoint one or more deputies, whether or not with offices in other countries, to carry out his duties and powers. The Company's Board of Management shall announce who the appointed deputies are as well as where they are to be contacted. The Central Officer may, in consultation with the Company's Board of Management, appoint persons to replace him in his absence and/or to assist him in the execution of his tasks.

© ASML 2023 – Insider Trading Rules Policy page 14 of 19 Public 5.2 The Central Officer has the duties and powers granted to him in these Insider Trading Rules. The Company's Board of Management may grant additional duties or powers to the Central Officer. 5.3 The Central Officer may, in exceptional circumstances, grant dispensation from prohibitions, restrictions or obligations included in the Insider Trading Rules, to the extent permitted by law. 5.4 ASML Employees and Related Persons may request the Central Officer as to advise whether a prohibition, restriction or obligation contained in the Insider Trading Rules applies to them. If an ASML Employee or Related Person is in doubt as to whether a prohibition or obligation applies, it is advisable that he contacts the Central Officer and seeks advice. ASML Employees and Related Persons will at all times remain fully responsible for compliance with the Insider Trading Rules and the law. 5.5 The Central Officer is authorised to hold or commission an inquiry into transactions conducted by or on behalf an ASML Employee or a Person Closely Associated with an ASML Board of Management Member of an ASML Supervisory Board Member. The Central Officer may report the outcome of the inquiry to the chairman of the Supervisory Board and/or other ASML Board of Management Members or ASML Supervisory Board Members if deemed appropriate. 6. Sanctions 6.1 In the event of a violation of any provision of this Policy, ASML or, as the case may be, the employer reserves the right to impose any sanctions which it is entitled to impose pursuant to the applicable law and/or the (employment) agreement with the person in question. Such possible sanctions include - depending on the gravity of the offence - a warning, a serious warning, payment to ASML of derived benefits, suspension, termination of the (employment) agreement with the person involved, by way of summary dismissal or otherwise, and a report to a competent authority. 6.2 A description of the market abuse prohibitions under the European Market Abuse Regulation ((EU) No 596/2014) and related maximum sanctions can be found on the Company's intranet. 7. Miscellaneous 7.1 Circumstances not covered by this Policy The ASML Board of Management has the right to take decisions in any circumstances not covered by this Policy, provided that it does so in accordance with any applicable statutory provisions and laws, including the Market Abuse Regulation and United States securities laws.

© ASML 2023 – Insider Trading Rules Policy page 15 of 19 Public 7.2 Amendments The provisions under this Policy may be amended and/or supplemented by a resolution of the ASML Board of Management. Such resolution shall require approval of the Company's Supervisory Board. Amendments and supplements will enter into force from the moment that they are announced, unless the announcement specifies otherwise. 7.3 Governing law These Insider Trading Rules are governed by Dutch law. Enclosures Annex 1: non-exhaustive list of transactions that must be notified by PDMRs and Closely Associated Persons with PDMRs. Responsibilities The Legal & Compliance Department is responsible for the implementation of this Policy throughout the organization. Communication and training This Policy is publicly available. The Legal & Compliance Department will organize regular training (tuned to the needs of the various departments and/or stakeholders) to raise awareness about market abuse laws and regulations and this Policy in particular. A computer based training on this topic is made available on MyLearning. Deviations There are no exceptions to this Policy. Definitions Term Definition AFM Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) ASML Board of Management Members The members of the Company's board of management (directie)

© ASML 2023 – Insider Trading Rules Policy page 16 of 19 Public ASML Employees Persons working under a contract of employment or otherwise performing tasks for ASML, a subsidiary or group company of ASML, members of the ASML's Board of Management and Supervisory Board ASML Permanent Insiders Persons who have access at all times to all Inside Information. ASML Permanent Insiders are or will be placed on the permanent part of ASML’s insider list, and receive a notification informing them thereof ASML PDMR a person discharging managerial responsibilities, which means a person within ASML who is: (a) a member of ASML's Board of Management or Supervisory Board; or (b) a senior executive not being a member of ASML’s Board of Management or Supervisory Board, who has regular access to Inside Information and power to take managerial decisions affecting the future developments and business prospects of ASML ASML Securities ASML shares or debt instruments, or derivatives or other financial instruments linked to them ASML Supervisory Board Members The members of the corporate body charged with the supervision of ASML's management (raad van commissarissen) Closed Period Periods defined in article 1.4.2 of these Insider Trading Rules. Closely Associated Persons (a) spouses, registered partners or life partners of, or other persons cohabiting in a similar way with a PDMR; (b) children who fall under a PDMR's authority (including all minors, i.e. children younger than 18 years) or who are under legal restraint and for whom a PDMR has been appointed guardian; (c) other blood relatives or those otherwise related to a PDMR, who have on the date of the Trade shared a joint household with him for at least one year; (d) or legal entities, trusts as referred to in section 1, subparagraph (c) of the Act on the Supervision of Trust Offices (Wet toezicht trustkantoren) or partnerships, (i) whose executive responsibility is vested in a PDMR or a person as referred to in point (a), (b) or (c), (ii) which are controlled by a PDMR, or a person as referred to in paragraphs (a) to (c); (iii) which have been created for the benefit of a PDMR, or a person as referred to in paragraphs (a) to (c); or (iv) the economic interests of which are substantially equivalent to a PDMR, or a person as referred to in paragraphs (a) to (c). Company or ASML ASML Holding N.V. Discretionary A written contract, instruction or plan entered into by an ASML Employee or

© ASML 2023 – Insider Trading Rules Policy page 17 of 19 Public Portfolio Management Contract Related Person and a financial firm permitted under the Dutch Financial Markets Supervision Act and, in the case of trading activity in the US or by US persons or persons in the US, Rule 10b5-1, to manage private portfolios which provides that the ASML Employee or Related Person as principal, cannot exercise any influence on Trades by the financial firm pursuant to such contract, instruction or plan. EquatePlus The software tool for the purpose of administering the Company's employee stock participation plans, including the possibility for ASML Employees to Trade in ASML Securities under such plans. Inside Information (a) Information of a precise nature, which has not been made public, relating, directly or indirectly, to ASML or to one or more financial instruments (including ASML Securities), and which, if it were made public, would be likely to have a significant effect on the prices of those financial instruments or on the price of related derivative financial instruments; or (b) under United States laws: information which is material non-public information. Information is material if (a) there is a substantial likelihood that a reasonable investor would consider the information important in determining whether to trade in a security; or (b) the information, if made public, likely would affect the market price of a company's securities. Information is considered to be non-public unless it has been adequately disclosed to the public, which means that the information must be publicly disseminated and sufficient time must have passed for the securities markets to digest the information. Although there is no fixed period for how long it takes the market to absorb information, out of prudence a person in possession of material non- public information should refrain from any trading activity for two full trading days following its official release. Related Person Closely Associated Persons and any other person or entity over whom an ASML Board of Management Member or ASML Supervisory Board Member exercises substantial influence or control over his, her or its securities trading decisions Rule 10b5-1 A provision of United States securities laws that: (a) codifies the prohibition on insider trading under United States securities laws, making it clear that the anti-fraud rules prohibit the purchase or sale of securities on the basis of (i.e. while the relevant person is in possession of) material non-public information in breach of a duty owed to the issuer, shareholders or the person who was the source of the information; and (b) provides a safe harbor from insider trading for purchases and sales of securities where e.g. a contract for sale or purchase of securities has been entered into when the relevant person was not aware of material non-public information, and such contract does not permit the relevant person to exercise discretion over trades and certain other conditions (as described in detail in articles 1.2.3 and 1.2.4) are met.

© ASML 2023 – Insider Trading Rules Policy page 18 of 19 Public Single-Trade Discretionary Portfolio Management Contract A Discretionary Portfolio Management Contract that is designed to effect a single transaction and has the practical effect of requiring such a result. Such Discretionary Portfolio Management Contracts do not include sell-to-cover transactions described in provision 1.2.4 (c) (iii) herein. A Discretionary Portfolio Management Contract does not qualify as a Single-Trade Discretionary Portfolio Management Contract if such contract includes a wide price range or several different stock triggers and if it gives broad trading execution discretion to the broker or agent, even if such broker or agent happens to acquire or dispose of the entire volume of such contract in one single trade. Trade or Trading Acquiring or disposing of, or conducting any other transaction on a person’s own account or for the account of a third party, directly or indirectly, relating to, financial instruments A cancellation or amendment of an order concerning a financial instrument is also considered to be a Trade. References Related regulation, legislation or external standards Related internal documents EU Market Abuse Regulation ASML Code of Conduct US Securities laws, incl. US Securities Exchange Act of 1934 Corporate Policies as disclosed on the Corporate Policy Portal. Obsolescence This policy replaces ASML Insider Trading Rules 2022

© ASML 2023 – Insider Trading Rules Policy page 19 of 19 Public ANNEX 1: NON-EXHAUSTIVE LIST OF TRANSACTIONS THAT MUST BE NOTIFIED BY PDMRS AND CLOSELY ASSOCIATED PERSONS WITH PDMRS Transactions in ASML Securities which need to be notified to the AFM and ASML under Article 19 of the European Market Abuse Regulation ((EU) No 596/2014), include the following : a) acquisitions or disposals; b) transactions undertaken by persons professionally arranging or executing transactions or by another person on behalf of a PDMR or a Person Closely Associated with a PDMR, including where discretion is exercised (e.g. under an individual portfolio or asset management mandate); c) gifts and donations made or received, and inheritance received; d) acceptance or exercise of a stock option, including of a stock option granted to managers or employees as part of their remuneration package, and the disposal of shares stemming from the exercise of a stock option; e) subscription to a capital increase or debt instrument issuance; f) conditional transactions upon the occurrence of the conditions and actual execution of the transactions; g) automatic or non-automatic conversion of a financial instrument into another financial instrument, including the exchange of convertible bonds to shares; h) pledging (or a similar security interest), borrowing or lending by or on behalf of a PDMR or Person Closely Associated with a PDMR; i) short sale, subscription or exchange; j) entering into or exercise of equity swaps; k) transactions in or related to derivatives, including cash-settled transactions; l) entering into a contract for difference on a financial instrument of ASML or on emission allowances or auction products based thereon; m) acquisition, disposal or exercise of rights, including put and call options, and warrants; n) transactions in derivatives and financial instruments linked to a debt instrument of ASML, including credit default swaps; o) transactions executed in index-related products, baskets and derivatives, insofar as required by Article 19 of Regulation (EU) No 596/2014 ; p) transactions executed in shares or units of investment funds, including alternative investment funds (AIFs) referred to in Article 1 of Directive 2011/61/EU of the European Parliament and of the Council, insofar as required by Article 19 of Regulation (EU) No 596/20142; q) transactions executed by manager of an AIF in which the PDMR or Person Closely Associated with PDMR have invested, insofar as required by Article 19 of Regulation (EU) No 596/20142; and r) transactions made under a life insurance policy, where the investment risk is borne by the PDMR or Person Closely Associated with PDMR and he/she has the power or discretion to make investment decisions regarding specific instruments in that life insurance policy or to execute transactions regarding specific instruments for that life insurance policy.